EXHIBIT 99.1

FOR IMMEDIATE RELEASE
October 21, 2014
Contact: Investor Inquiries:
Casey Farrell, ViewPoint Financial Group, Inc.
972-801-5871/shareholderrelations@viewpointfinancialgroup.com

Media Inquiries:
Mary Rische, ViewPoint Bank
972-509-2020 Ex. 7331/mary.rische@viewpointbank.com

ViewPoint Financial Group, Inc. Reports Third Quarter 2014 Earnings
Continued Strong Commercial Loan Growth;
Net Income Up 6% Over Prior Quarter, Up 13% Over Prior Year

PLANO, Texas, October 21, 2014 -- ViewPoint Financial Group, Inc. (NASDAQ: VPFG) (the “Company”), the holding company for ViewPoint Bank, N.A. (the “Bank”), today announced net income of $9.3 million for the quarter ended September 30, 2014, an increase of $494,000, or 5.6%, from the quarter ended June 30, 2014. Compared to the third quarter of 2013, net income increased by $1.1 million, or 13.4%. Basic earnings per share for the quarter ended September 30, 2014, was $0.24, up $0.01 from the linked quarter and up $0.02 from the quarter ended September 30, 2013. Core basic earnings per share for the quarter ended September 30, 2014, was $0.26, unchanged from the linked quarter and up $0.04 from the quarter ended September 30, 2013. Please see the table labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document to find a reconciliation of earnings per share calculated per generally accepted accounting principles ("GAAP") to core (non-GAAP) earnings per share.

Previously, the Company announced that it had entered into a definitive agreement under which LegacyTexas Group, Inc. ("LegacyTexas") will merge into the Company. The merger was approved by LegacyTexas' shareholders and will result in one of the largest independent banks in the state of Texas, with 51 branches and pro forma assets of over $5 billion. On August 29, 2014, the Company and LegacyTexas announced that additional time was needed to obtain regulatory approvals and have extended the merger agreement to December 31, 2014.

Third Quarter 2014 Performance Highlights

•
Loans held for investment, excluding Warehouse Purchase Program loans, grew $139.6 million, or 5.9%, from June 30, 2014, with commercial loans increasing by $126.7 million, or 7.0%, to $1.93 billion at September 30, 2014.

•
The Warehouse Purchase Program ending balance decreased by $32.9 million, or 4.3%, from June 30, 2014, while the average balance of Warehouse Purchase Program loans increased by $73.2 million, or 12.8%, compared to the linked quarter.

•
The $494,000, or 5.6%, increase in net income for the quarter ended September 30, 2014, compared to the linked quarter, was driven by a $2.0 million, or 5.9%, increase in interest income on loans and a $559,000, or 2.4%, decrease in non-interest expense.

•	Deposits increased by $60.7 million, or 2.5%, from June 30, 2014, with growth being driven by non-interest-bearing demand deposits.

•	Net interest margin for the quarter ended September 30, 2014 was 3.80%, a four basis point increase from the linked quarter and a 17 basis point increase compared to the third quarter of 2013.

“The bank had another great quarter, with continued commercial loan and deposit growth and a nice improvement in our net interest margin,” said ViewPoint President and CEO Kevin Hanigan. “I’m very pleased with our performance, especially since employees are also busy with merger preparations. While we still await regulatory approval of our upcoming merger with LegacyTexas, our commitment to and excitement about our partnership doesn’t waver.”

Financial Highlights

	At or For the Quarters Ended
	September	June	September
(unaudited)	2014	2014	2013
	(Dollars in thousands, except per share amounts)
Net interest income	$34,670	$32,922	$29,188
Provision (benefit) for loan losses	2,511	1,197	(158)
Non-interest income	5,058	5,429	5,226
Non-interest expense	22,791	23,350	22,173
Income tax expense	5,114	4,986	4,187
Net income	$9,312	$8,818	$8,212

Basic earnings per common share	$0.24	$0.23	$0.22
Weighted average common shares outstanding - basic	37,971,790	37,873,671	37,594,701
Estimated Tier 1 risk-based capital ratio[1]	16.04%	16.42%	19.17%
Tangible common equity to tangible assets - Non-GAAP [2]	13.61%	13.44%	15.18%
1 Calculated at the ViewPoint Financial Group, Inc. level, which is subject to the capital adequacy requirements of the Federal Reserve.
2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

Net Interest Income and Net Interest Margin

	For the Quarters Ended
	September	June	September
(unaudited)	2014	2014	2013
	(Dollars in thousands)
Interest income:
Loans held for investment, excluding Warehouse Purchase Program loans	$30,134	$28,794	$24,188
Warehouse Purchase Program loans	5,738	5,094	6,617
Securities	2,926	3,150	3,038
Interest-earning deposit accounts	57	71	32
Total interest income	$38,855	$37,109	$33,875

Net interest income	$34,670	32,922	$29,188
Net interest margin	3.80%	3.76%	3.63%
Selected average balances:
Total earning assets	$3,652,243	$3,499,223	$3,212,156
Total loans	$3,029,047	$2,834,750	$2,517,255
Total securities	$532,950	$545,944	$640,041
Total deposits	$2,469,482	$2,386,307	$2,204,371
Total borrowings	$733,615	$678,817	$587,651
Total non-interest-bearing demand deposits	$456,115	$414,746	$405,344
Total interest-bearing liabilities	$2,746,982	$2,650,378	$2,386,678

Net interest income for the quarter ended September 30, 2014 was $34.7 million, a $1.7 million increase from the second quarter of 2014 and a $5.5 million increase from the third quarter of 2013. The $1.7 million increase from the linked quarter was primarily due to a $2.0 million, or 5.9%, increase in interest income on loans, which was driven by increased volume in commercial and Warehouse Purchase Program loans. The average balance of commercial and industrial loans increased by $72.2 million, or 12.2%, to $662.5 million from the second quarter of 2014, resulting in a $755,000 increase in interest income. Additionally, the average balance of Warehouse Purchase Program loans increased by $73.2 million, or 12.8%, from the linked quarter, contributing $644,000 of the increase in loan interest income. Increases of $33.3 million and $18.5 million in the average balances of consumer real estate and commercial real estate, respectively, also contributed to the increase in interest income on a linked-quarter basis.

For the second quarter in a row, interest expense for the quarter ended September 30, 2014 remained relatively flat compared to the linked quarter, decreasing by $2,000, or 0.05%. A $74,000 linked quarter increase in interest expense related to savings and money market accounts (primarily caused by new deposits from other financial institutions) was partially offset by a $67,000 decrease in interest expense related to time deposits, primarily due to a four basis point decrease in the average rate paid on time deposits.

The $5.5 million increase in net interest income compared to the third quarter of 2013 was primarily due to a $5.1 million, or 16.4%, increase in interest income on loans, which was driven by higher commercial loan volume. For the quarter ended September 30, 2014, the average balance of commercial and industrial loans increased by $324.9 million, or 96.2%, compared to the quarter ended September 30, 2013, which resulted in a $3.2 million increase in interest income. Additionally, the average balance of commercial real estate loans increased by $180.5 million, or 17.9%, for the quarter ended September 30, 2014, compared to the same period in 2013, contributing $2.4 million of the increase in loan interest income. The increases in loan interest income related to commercial loan volume were partially offset by a $40.7 million, or 5.9%, decrease in the average balance of Warehouse Purchase Program loans for the quarter ended September 30, 2014, compared to the same period in 2013, as well as reductions in yields on all loan portfolios.

Compared to the 2013 third quarter, interest expense for the quarter ended September 30, 2014, decreased by $502,000, or 10.7%, which was primarily due to a 53 basis point reduction in the average rate paid on time deposits, as well as a 37 basis point decrease in the average rate paid on borrowings. Average balances of all deposit categories and borrowings increased compared to the third quarter of 2013, which partially offset the decline in interest expense related to lower rates.

The net interest margin for the third quarter of 2014 was 3.80%, a four basis point increase from the second quarter of 2014 and a 17 basis point increase from the third quarter of 2013. Accretion of interest related to the 2012 Highlands acquisition contributed three basis points to the net interest margin for the quarter ended September 30, 2014, compared to four basis points for the quarter ended June 30, 2014, and seven basis points for the quarter ended September 30, 2013. The 17 basis point increase in the net interest margin compared to the third quarter of 2013 included $377,000 of interest income reversed in September 2013 on three non-performing commercial real estate loans that were sold at par in the same month. The average yield on earning assets for the third quarter of 2014 was 4.26%, a two basis point increase from the second quarter of 2014 and a four basis point increase from the third quarter of 2013. The cost of deposits for the third quarter of 2014 was 0.33%, a one basis point decrease from the second quarter of 2014 and an 11 basis point decrease from the third quarter of 2013.

Non-interest Income

Non-interest income for the 2014 third quarter was $5.1 million, a $371,000, or 6.8%, decrease from the second quarter of 2014 and a $168,000, or 3.2%, decrease from the 2013 third quarter. The decrease from the linked quarter was primarily due to an $812,000 change in the gain (loss) on sale and disposition of assets, attributable to $777,000 in gains recognized on two purchased credit impaired loans from the Highlands acquisition that were paid in full during the 2014 second quarter, with no comparable gains recognized in the third quarter. Additionally, service charges and fees decreased by $303,000, or 6.2%, compared to the second quarter of 2014, primarily due to a $240,000 decrease in commercial loan syndication and pre-prepayment fees. These decreases in the third quarter of 2014 were partially offset by a net decrease of $610,000 in a community development-oriented private equity fund used for Community Reinvestment Act purposes recognized in the second quarter of 2014 that was not repeated in the third quarter of 2014.

The $168,000 decrease in non-interest income from the third quarter of 2013 was primarily due to a $126,000 change in the gain (loss) on sale and disposition of assets, which was primarily attributable to $85,000 in write-downs on other real estate owned during the third quarter of 2014, compared to a $38,000 gain on other real estate owned during the third quarter of 2013.

Non-interest Expenses

Non-interest expense for the quarter ended September 30, 2014 was $22.8 million, a $559,000, or 2.4%, decrease from the second quarter of 2014, and a $618,000, or 2.8%, increase from the third quarter of 2013. The linked-quarter decrease was driven by a $466,000, or 3.3%, decrease in salaries and employee benefits expense. In the second quarter of 2014, the Company adjusted its performance-based incentive accrual for the first six months of 2014 based on increased loan production. For the third quarter of 2014, the year-to-date performance-based incentive accrual remained unchanged from the higher second quarter level, as loan production remained high. Additionally, a reduction in health care costs and lower share-based compensation expense resulting from a decline in the Company's stock price also led to the decrease in salaries and employee benefits expense from the linked quarter. Other non-interest expense decreased by $360,000, or 21.7%, from the second quarter of 2014 due to a one-time payment in the second quarter to two directors who retired in May 2014. These declines, as well as a $231,000 reduction in advertising expense and a $151,000 decline in office operations expense, were partially offset by a $536,000 increase in merger and acquisition costs related to the pending merger with LegacyTexas.

The $618,000 increase from the third quarter of 2013 was primarily attributable to $1.2 million in merger and acquisition costs related to the pending merger with LegacyTexas, with no comparable costs recognized during the 2013 third quarter. Additionally, salaries and employee benefits expense increased by $115,000 compared to the third quarter of 2013, primarily due to increased performance-based incentive accruals due to higher loan production, as well as increased ESOP expense due to a rise in the Company's stock price over the past year. Reductions in advertising, other non-interest expense and outside professional services expense partially offset these increases.

Financial Condition

Gross loans held for investment at September 30, 2014, excluding Warehouse Purchase Program loans, increased by $139.6 million, or 5.9%, from June 30, 2014, and by $555.4 million, or 28.7%, from September 30, 2013, with increased commercial lending driving the loan growth. Commercial real estate loan balances at September 30, 2014 increased by $57.4 million, or 4.9%, from June 30, 2014, and by $184.1 million, or 17.8%, from September 30, 2013. Commercial and industrial loans at September 30, 2014 increased by $84.6 million, or 13.8%, from June 30, 2014, and by $304.8 million, or 78.0%, from September 30, 2013. Warehouse Purchase Program loans at September 30, 2014 decreased by $32.9 million, or 4.3%, from June 30, 2014, but increased by $96.6 million, or 15.1%, from September 30, 2013. Consumer loans at September 30, 2014 increased by $12.6 million, or 2.3%, from June 30, 2014, and by $65.0 million, or 13.2%, from September 30, 2013.

Energy loans, which are reported as commercial and industrial loans, totaled $283.6 million at September 30, 2014, up $61.4 million from $222.2 million at June 30, 2014, and up $169.4 million from September 30, 2013. In May 2013, the Company formed its Energy Finance group, which focuses on providing loans to private and public oil and gas companies throughout the United States. The group also offers the Bank's full array of commercial services, including Treasury Management and letters of credit, to its customers.

Total deposits at September 30, 2014 increased by $60.7 million, or 2.5%, from June 30, 2014, and by $248.5 million, or 11.1%, from September 30, 2013. Over the past year, non-interest-bearing demand deposits have grown by $82.6 million, or 20.6%, and totaled $483.8 million at September 30, 2014, or 19.4% of total deposits. This increase was driven by higher balances in commercial checking products. Savings and money market deposits increased by $25.4 million, or 2.5%, from June 30, 2014, and by $161.6 million, or 18.0%, from September 30, 2013. This growth in savings and money market deposits over the past year included $75.9 million in savings deposits from other financial institutions (a program initiated in the second quarter of 2014), as well as increases in both consumer and commercial savings and money market deposit balances.

Total shareholders' equity increased by $6.7 million to $564.1 million at September 30, 2014, from $557.4 million at June 30, 2014. The Company's tangible common equity ratio was 13.61% at September 30, 2014, an increase of 17 basis points from June 30, 2014, and a decrease of 157 basis points from September 30, 2013.

Credit Quality

	At or For the Quarters Ended
	September	June	September
(unaudited)	2014	2014	2013
	(Dollars in thousands)
Net charge-offs	$366	$159	$250
Net charge-offs/Average loans held for investment, excluding Warehouse Purchase Program loans	0.06%	0.03%	0.05%
Net charge-offs/Average loans held for investment	0.05	0.02	0.04
Provision (benefit) for loan losses	$2,511	$1,197	$(158)
Non-performing loans ("NPLs")	24,382	23,605	22,307
NPLs/Total loans held for investment, excluding Warehouse Purchase Program loans	0.98%	1.00%	1.15%
NPLs/Total loans held for investment	0.76	0.76	0.87
Non-performing assets ("NPAs")	$24,488	$23,845	$22,735
NPAs to total assets	0.62%	0.60%	0.67%
NPAs/Loans held for investment and foreclosed assets, excluding Warehouse Purchase Program loans	0.98	1.01	1.18
NPAs/Loans held for investment and foreclosed assets	0.76	0.76	0.88
Allowance for loan losses	$22,585	$20,440	18,869
Allowance for loan losses/Total loans held for investment, excluding Warehouse Purchase Program loans	0.91%	0.87%	0.98%
Allowance for loan losses/Total loans held for investment	0.70	0.66	0.73
Allowance for loan losses/Total Loans held for investment, excluding acquired loans & Warehouse Purchase Program loans [1]	0.94	0.90	1.05
Allowance for loan losses/NPLs	92.63	86.59	84.59
1 Excludes loans acquired in 2012 from Highlands, which were initially recorded at fair value.

The Company recorded a provision for loan losses of $2.5 million for the quarter ended September 30, 2014, compared to provision expense of $1.2 million for the quarter ended June 30, 2014, and a benefit of $158,000 for the quarter ended September 30, 2013. The increase in the provision for loan losses on a linked quarter basis, as well as compared to the quarter ended September 30, 2013, was primarily related to increased commercial loan production, as commercial balances increased by $126.7 million compared to June 30, 2014, and by $489.0 million from September 30, 2013.

Subsequent Events

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its consolidated financial statements for the quarter ended September 30, 2014, on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of September 30, 2014, and will adjust amounts preliminarily reported, if necessary.

Conference Call

The Company will host an investor conference call to review the results on Wednesday, October 22, 2014, at 8 a.m. Central Time. Participants may pre-register for the call by visiting http://dpregister.com/10052080 and will receive a unique pin number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 1-877-513-4119 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-902-4148 and participants in Canada are asked to call (toll-free) 1-855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10052080. This replay, as well as the webcast, will be available until November 12, 2014.

About ViewPoint Financial Group, Inc.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, N.A. ViewPoint Bank, N.A. operates 31 banking offices in the Dallas/Fort Worth metropolitan area, including two First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.
When used in filings by ViewPoint Financial Group, Inc. (“ViewPoint”) with the Securities and Exchange Commission (the “SEC”), in ViewPoint’s press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other things: the expected cost savings, synergies and other financial benefits from the ViewPoint-LegacyTexas merger (the “Merger”) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; the requisite regulatory approvals might not be obtained or other conditions to completion of the merger set forth in the merger agreement might not be satisfied or waived; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; ViewPoint’s ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in ViewPoint’s market area; the industry-wide decline in mortgage production; competition; changes in management’s business strategies and other factors set forth in ViewPoint’s filings with the SEC.
ViewPoint does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. ViewPoint has filed with the SEC a registration statement on Form S-4, which was declared effective by the SEC on April 9, 2014. The registration statement includes a proxy statement/prospectus, which was mailed in definitive form to the shareholders of LegacyTexas on April 15, 2014. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT LEGACYTEXAS, VIEWPOINT AND THE MERGER. Investors may obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by ViewPoint are available free of charge by accessing ViewPoint’s website (www.viewpointfinancialgroup.com, under “SEC Filings”) or by contacting Casey Farrell at (972) 801-5871.

VIEWPOINT FINANCIAL GROUP, INC.
Consolidated Balance Sheets

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(Dollars in thousands)
ASSETS	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Cash and due from financial institutions	$27,669	$35,276	$33,627	$30,012	$33,803
Short-term interest-bearing deposits in other financial institutions	62,616	130,632	88,238	57,962	40,223
Total cash and cash equivalents	90,285	165,908	121,865	87,974	74,026
Securities available for sale, at fair value	211,364	224,184	236,062	248,012	264,657
Securities held to maturity	254,665	267,614	280,490	294,583	307,822
Total securities	466,029	491,798	516,552	542,595	572,479
Loans held for investment:
Loans held for investment - Warehouse Purchase Program	736,624	769,566	590,904	673,470	640,028
Loans held for investment	2,489,063	2,349,509	2,207,580	2,049,902	1,933,669
Gross loans	3,225,687	3,119,075	2,798,484	2,723,372	2,573,697
Less: allowance for loan losses and deferred fees on loans held for investment	(24,773)	(22,139)	(21,291)	(20,625)	(19,513)
Net loans	3,200,914	3,096,936	2,777,193	2,702,747	2,554,184
FHLB and Federal Reserve Bank stock, at cost	41,473	44,532	33,632	34,883	29,632
Bank-owned life insurance	36,010	35,863	35,718	35,565	35,379
Premises and equipment, net	51,118	51,955	52,736	53,272	52,729
Goodwill	29,650	29,650	29,650	29,650	29,650
Other assets	35,045	34,602	36,242	38,546	35,528
Total assets	$3,950,524	$3,951,244	$3,603,588	$3,525,232	$3,383,607

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$483,784	$433,194	$434,463	$410,933	$401,136
Interest-bearing demand	454,416	476,203	479,432	474,515	451,248
Savings and money market	1,057,912	1,032,496	945,046	904,576	896,330
Time	500,356	493,833	510,305	474,615	499,228
Total deposits	2,496,468	2,435,726	2,369,246	2,264,639	2,247,942
FHLB advances	799,704	874,866	607,996	639,096	511,166
Repurchase agreement and other borrowings	25,000	25,000	25,000	25,000	25,000
Accrued expenses and other liabilities	65,225	58,240	51,247	52,037	59,410
Total liabilities	3,386,397	3,393,832	3,053,489	2,980,772	2,843,518

Shareholders’ equity
Common stock	400	400	399	399	400
Additional paid-in capital	383,779	381,808	379,578	377,657	375,563
Retained earnings	194,663	190,150	186,126	183,236	180,787
Accumulated other comprehensive income (loss), net	635	770	78	(383)	155
Unearned Employee Stock Ownership Plan (ESOP) shares	(15,350)	(15,716)	(16,082)	(16,449)	(16,816)
Total shareholders’ equity	564,127	557,412	550,099	544,460	540,089
Total liabilities and shareholders’ equity	$3,950,524	$3,951,244	$3,603,588	$3,525,232	$3,383,607

VIEWPOINT FINANCIAL GROUP, INC.
Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					Third Quarter 2014 Compared to:
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Second Quarter 2014		Third Quarter 2013
Interest and dividend income	(Dollars in thousands)
Loans, including fees	$35,872	$33,888	$30,388	$31,188	$30,805	$1,984	5.9%	$5,067	16.4%
Taxable securities	2,225	2,453	2,565	2,583	2,337	(228)	(9.3)	(112)	(4.8)
Nontaxable securities	562	561	564	562	568	1	0.2	(6)	(1.1)
Interest-bearing deposits in other financial institutions	57	71	57	38	32	(14)	(19.7)	25	78.1
FHLB and Federal Reserve Bank stock	139	136	130	128	133	3	2.2	6	4.5
	38,855	37,109	33,704	34,499	33,875	1,746	4.7	4,980	14.7
Interest expense
Deposits	2,021	2,035	1,991	2,252	2,411	(14)	(0.7)	(390)	(16.2)
FHLB advances	1,957	1,948	1,927	1,971	2,066	9	0.5	(109)	(5.3)
Repurchase agreement	205	204	201	206	206	1	0.5	(1)	(0.5)
Other borrowings	2	—	—	1	4	2	N/M [1]	(2)	(50.0)
	4,185	4,187	4,119	4,430	4,687	(2)	—	(502)	(10.7)
Net interest income	34,670	32,922	29,585	30,069	29,188	1,748	5.3	5,482	18.8
Provision (benefit) for loan losses	2,511	1,197	376	616	(158)	1,314	109.8	2,669	N/M [1]
Net interest income after provision (benefit) for loan losses	32,159	31,725	29,209	29,453	29,346	434	1.4	2,813	9.6
Non-interest income
Service charges and fees	4,571	4,874	4,298	4,259	4,460	(303)	(6.2)	111	2.5
Other charges and fees	227	239	210	246	300	(12)	(5.0)	(73)	(24.3)
Bank-owned life insurance income	147	145	153	186	148	2	1.4	(1)	(0.7)
Gain (loss) on sale and disposition of assets	(85)	727	1	120	41	(812)	N/M [1]	(126)	N/M [1]
Other	198	(556)	300	194	277	754	N/M [1]	(79)	(28.5)
	5,058	5,429	4,962	5,005	5,226	(371)	(6.8)	(168)	(3.2)

Non-interest expense
Salaries and employee benefits	13,661	14,127	14,132	14,339	13,546	(466)	(3.3)	115	0.8
Merger and acquisition costs	1,188	652	169	663	—	536	82.2	1,188	N/M 1
Advertising	262	493	355	760	666	(231)	(46.9)	(404)	(60.7)
Occupancy and equipment	1,807	1,819	1,892	2,117	1,830	(12)	(0.7)	(23)	(1.3)
Outside professional services	569	486	525	824	682	83	17.1	(113)	(16.6)
Regulatory assessments	698	687	628	619	629	11	1.6	69	11.0
Data processing	1,739	1,708	1,662	1,747	1,733	31	1.8	6	0.3
Office operations	1,566	1,717	1,680	1,781	1,603	(151)	(8.8)	(37)	(2.3)
Other	1,301	1,661	1,112	1,278	1,484	(360)	(21.7)	(183)	(12.3)
	22,791	23,350	22,155	24,128	22,173	(559)	(2.4)	618	2.8
Income before income tax expense	14,426	13,804	12,016	10,330	12,399	622	4.5	2,027	16.3
Income tax expense	5,114	4,986	4,334	3,086	4,187	128	2.6	927	22.1
Net income	$9,312	$8,818	$7,682	$7,244	$8,212	$494	5.6%	$1,100	13.4%
1 N/M - not meaningful

VIEWPOINT FINANCIAL GROUP, INC.
Selected Financial Highlights (unaudited)

	At or For the Quarters Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
	(Dollars in thousands, except per share amounts)
SHARE DATA:
Weighted average common shares outstanding- basic	37,971,790	37,873,671	37,594,701
Weighted average common shares outstanding- diluted	38,203,508	38,121,374	37,774,400
Shares outstanding at end of period	40,006,941	39,995,720	39,951,884
Income available to common shareholders[1]	$9,215	$8,721	$8,096
Basic earnings per common share	0.24	0.23	0.22
Basic core (non-GAAP) earnings per common share[2]	0.26	0.26	0.22
Diluted earnings per common share	0.24	0.23	0.21
Dividends declared per share	0.12	0.12	0.10
Total shareholders' equity	564,127	557,412	540,089
Common shareholders' equity per share (book value per share)	14.10	13.94	13.52
Tangible book value per share- Non-GAAP[2]	13.34	13.17	12.74
Market value per share for the quarter:
High	27.52	29.34	22.34
Low	23.94	23.95	19.62
Close	23.94	26.91	20.67
KEY RATIOS:
Return on average common shareholders' equity	6.63%	6.36%	6.11%
Return on average assets	0.97	0.96	0.97
Efficiency ratio[3]	54.17	59.11	64.28
Estimated Tier 1 risk-based capital ratio[4]	16.04	16.42	19.17
Estimated total risk-based capital ratio[4]	16.72	17.06	19.88
Estimated Tier 1 leverage ratio[4]	14.03	14.43	15.17
Tangible equity to tangible assets- Non-GAAP[2]	13.61	13.44	15.18
Number of employees- full-time equivalent	512	523	561
1 Net of distributed and undistributed earnings to participating securities
2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.
3 Calculated by dividing total non-interest expense by net interest income plus non-interest income, excluding gain (loss) on foreclosed assets, amortization of intangible assets, gains (losses) from securities transactions, merger and acquisition costs and other non-recurring items.
4 Calculated at the ViewPoint Financial Group, Inc. level, which is subject to the capital adequacy requirements of the Federal Reserve.

VIEWPOINT FINANCIAL GROUP, INC.
Selected Loan Data (unaudited)

	At the Quarter Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Loans:	(Dollars in thousands)
Commercial real estate	$1,219,436	$1,162,035	$1,118,059	$1,091,200	$1,035,383
Warehouse Purchase Program loans	736,624	769,566	590,904	673,470	640,028
Commercial and industrial loans:
Commercial	668,421	579,561	517,247	425,030	373,390
Warehouse lines of credit	27,122	31,426	26,333	14,400	17,356
Total commercial and industrial loans	695,543	610,987	543,580	439,430	390,746
Construction and land loans:
Commercial construction and land	13,206	28,496	34,465	27,619	13,045
Consumer construction and land	3,694	3,445	2,604	2,628	2,307
Total construction and land loans	16,900	31,941	37,069	30,247	15,352
Consumer:
Consumer real estate	515,706	501,328	463,857	441,226	442,073
Other consumer loans	41,478	43,218	45,015	47,799	50,115
Total consumer	557,184	544,546	508,872	489,025	492,188
Gross loans held for investment	$3,225,687	$3,119,075	$2,798,484	$2,723,372	$2,573,697
Non-performing assets:
Commercial real estate	$7,452	$7,386	$8,110	$7,604	$7,770
Commercial and industrial	6,328	6,245	5,990	5,141	5,788
Construction and land	150	213	—	—	—
Consumer real estate	10,106	9,304	8,203	8,812	8,237
Other consumer loans	346	457	526	567	512
Total non-performing loans	24,382	23,605	22,829	22,124	22,307
Foreclosed assets	106	240	387	480	428
Total non-performing assets	$24,488	$23,845	$23,216	$22,604	$22,735
Total non-performing assets to total assets	0.62%	0.60%	0.64%	0.64%	0.67%
Total non-performing loans to total loans held for investment, excluding Warehouse Purchase Program loans	0.98%	1.00%	1.03%	1.08%	1.15%
Total non-performing loans to total loans held for investment	0.76%	0.76%	0.82%	0.81%	0.87%
Allowance for loan losses to non-performing loans	92.63%	86.59%	84.99%	87.50%	84.59%
Allowance for loan losses to total loans held for investment, excluding Warehouse Purchase Program loans	0.91%	0.87%	0.88%	0.94%	0.98%
Allowance for loan losses to total loans held for investment	0.70%	0.66%	0.69%	0.71%	0.73%
Allowance for loan losses to total loans held for investment, excluding acquired loans and Warehouse Purchase Program loans [1]	0.94%	0.90%	0.92%	1.00%	1.05%

Troubled debt restructured loans ("TDRs"):
Performing TDRs:
Commercial real estate	$706	$666	$—	$—	$—
Commercial and industrial	158	162	167	185	190
Construction and land	—	—	2	2	3
Consumer real estate	407	729	732	737	741
Other consumer loans	41	43	44	47	51
Total performing TDRs	$1,312	$1,600	$945	$971	$985
Non-performing TDRs:[2]
Commercial real estate	$6,646	$6,694	$7,401	$7,446	$7,559
Commercial and industrial	2,125	2,194	2,333	349	277
Construction and land	104	—	—	—	—
Consumer real estate	3,606	3,199	3,024	3,070	2,690
Other consumer loans	300	411	471	503	470
Total non-performing TDRs	$12,781	$12,498	$13,229	$11,368	$10,996
Allowance for loan losses:
Balance at beginning of period	$20,440	$19,402	$19,358	$18,869	$19,277
Provision expense (benefit)	2,511	1,197	376	616	(158)
Charge-offs	(493)	(294)	(471)	(255)	(356)
Recoveries	127	135	139	128	106
Balance at end of period	$22,585	$20,440	$19,402	$19,358	$18,869
Net charge-offs (recoveries):
Commercial real estate	$—	$—	$—	$—	$34
Commercial and industrial	152	53	192	43	204
Construction and land	50	—	—	—	—
Consumer real estate	69	54	77	14	(18)
Other consumer loans	95	52	63	70	30
Total net charge-offs	$366	$159	$332	$127	$250

[1] Excludes loans acquired from Highlands, which were initially recorded at fair value.
[2] Non-performing TDRs are included in the non-performing assets reported above.

VIEWPOINT FINANCIAL GROUP, INC.
Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Loans:	(Dollars in thousands)
Commercial real estate	$1,187,982	$1,169,484	$1,130,304	$1,077,112	$1,007,449
Warehouse Purchase Program loans	645,148	571,922	446,935	542,367	685,852
Commercial and industrial loans:
Commercial	633,208	561,026	449,867	376,557	316,506
Warehouse lines of credit	29,296	29,327	17,988	15,316	21,077
Consumer real estate	513,768	480,512	440,662	441,722	453,939
Other consumer loans	42,308	44,162	46,453	49,202	51,414
Less: deferred fees and allowance for loan loss	(22,663)	(21,683)	(20,767)	(20,002)	(18,982)
Loans receivable	3,029,047	2,834,750	2,511,442	2,482,274	2,517,255
Securities	532,950	545,944	562,607	592,769	640,041
Overnight deposits	90,246	118,529	96,292	64,210	54,860
Total interest-earning assets	$3,652,243	$3,499,223	$3,170,341	$3,139,253	$3,212,156
Deposits:
Interest-bearing demand	$460,192	$468,283	$460,745	$455,983	$448,241
Savings and money market	1,060,311	1,000,243	918,636	902,019	892,355
Time	492,864	503,035	493,196	478,244	458,431
FHLB advances and other borrowings	733,615	678,817	464,723	468,855	587,651
Total interest-bearing liabilities	$2,746,982	$2,650,378	$2,337,300	$2,305,101	$2,386,678

Total assets	$3,837,424	$3,683,042	$3,354,668	$3,318,500	$3,390,837
Non-interest-bearing demand deposits	$456,115	$414,746	$414,919	$404,087	$405,344
Total deposits	$2,469,482	$2,386,307	$2,287,496	$2,240,333	$2,204,371
Total shareholders' equity	$562,022	$554,501	$547,201	$542,360	$537,901

Yields/Rates:
Loans:
Commercial real estate	5.47%	5.47%	5.38%	5.56%	5.50%
Warehouse Purchase Program loans	3.56%	3.56%	3.64%	3.79%	3.86%
Commercial and industrial loans:
Commercial	4.21%	4.21%	4.24%	4.92%	4.45%
Warehouse lines of credit	3.55%	3.64%	3.60%	3.51%	3.56%
Consumer real estate	4.92%	4.97%	4.98%	5.05%	5.15%
Other consumer loans	6.03%	6.07%	5.95%	6.07%	6.19%
Loans receivable	4.74%	4.78%	4.84%	5.03%	4.90%
Securities	2.20%	2.31%	2.32%	2.21%	1.90%
Overnight deposits	0.25%	0.24%	0.24%	0.24%	0.23%
Total interest-earning assets	4.26%	4.24%	4.25%	4.40%	4.22%
Deposits:
Interest-bearing demand	0.35%	0.37%	0.37%	0.38%	0.39%
Savings and money market	0.31%	0.30%	0.28%	0.28%	0.28%
Time	0.65%	0.69%	0.75%	0.99%	1.18%

FHLB advances and other borrowings	1.18%	1.27%	1.83%	1.86%	1.55%
Total interest-bearing liabilities	0.61%	0.63%	0.70%	0.77%	0.79%
Net interest spread	3.65%	3.61%	3.55%	3.63%	3.43%
Net interest margin	3.80%	3.76%	3.73%	3.83%	3.63%
Cost of deposits (including non-interest-bearing demand)	0.33%	0.34%	0.35%	0.40%	0.44%

VIEWPOINT FINANCIAL GROUP, INC.
Supplemental Information- Non-GAAP Financial Measures (unaudited)

	At or For the Quarters Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share:	(Dollars in thousands, except per share amounts)
GAAP net income available to common shareholders [1]	$9,215	$8,721	$7,592	$7,147	$8,096
Distributed and undistributed earnings to participating securities [1]	97	97	90	97	116
Merger and acquisition costs	772	424	110	431	—
One-time payroll and severance costs	—	234	—	137	39
One-time (gain) loss on assets	(58)	415	7	(36)	(27)
Core (non-GAAP) net income	$10,026	$9,891	$7,799	$7,776	$8,224
Average shares for basic earnings per share	37,971,790	37,873,671	37,775,677	37,686,866	37,594,701
GAAP basic earnings per share	$0.24	$0.23	$0.20	$0.19	$0.22
Core (non-GAAP) basic earnings per share	$0.26	$0.26	$0.21	$0.21	$0.22
Average shares for diluted earnings per share	38,203,508	38,121,374	38,019,519	37,911,775	37,774,400
GAAP diluted earnings per share	$0.24	$0.23	$0.20	$0.19	$0.21
Core (non-GAAP) diluted earnings per share	$0.26	$0.26	$0.21	$0.21	$0.22

Calculation of Tangible Book Value per Share:
Total shareholders' equity	$564,127	$557,412	$550,099	$544,460	$540,089
Less: Goodwill	(29,650)	(29,650)	(29,650)	(29,650)	(29,650)
Identifiable intangible assets, net	(910)	(1,005)	(1,127)	(1,239)	(1,365)
Total tangible shareholders' equity	$533,567	$526,757	$519,322	$513,571	$509,074
Shares outstanding at end of period	40,006,941	39,995,720	39,946,560	39,938,816	39,951,884

Book value per share- GAAP	$14.10	$13.94	$13.77	$13.63	$13.52
Tangible book value per share- Non-GAAP	$13.34	$13.17	$13.00	$12.86	$12.74

Calculation of Tangible Equity to Tangible Assets:
Total assets	$3,950,524	$3,951,244	$3,603,588	$3,525,232	$3,383,607
Less: Goodwill	(29,650)	(29,650)	(29,650)	(29,650)	(29,650)
Identifiable intangible assets, net	(910)	(1,005)	(1,127)	(1,239)	(1,365)
Total tangible assets	$3,919,964	$3,920,589	$3,572,811	$3,494,343	$3,352,592

Equity to assets- GAAP	14.28%	14.11%	15.27%	15.44%	15.96%
Tangible equity to tangible assets- Non-GAAP	13.61%	13.44%	14.54%	14.70%	15.18%
1 Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.